UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6330 Nancy Ridge Drive, Suite 103	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (858) 450-0048

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2010, NexMed, Inc. (the “Company”) received an expected notice of non-compliance from The NASDAQ Stock Market LLC based upon its failure to solicit proxies and hold an annual meeting of shareholders for fiscal 2008 by December 31, 2009, as required by NASDAQ Listing Rules 5620(a) and 5620(b), which could serve as an additional basis for the delisting of the Company’s securities from The NASDAQ Capital Market. The Company had discussed this matter with the NASDAQ Listing Qualifications Panel (the “Panel”) at a hearing on November 12, 2009, and explained that it planned to postpone the 2008 annual meeting due to its ongoing acquisition of Bio-Quant, Inc. and would not be able to incorporate all of the relevant acquisition related materials in the proxy statement for the meeting in a timely manner.

As the Company previously announced on December 18, 2009, the Panel granted its request to remain listed on The NASDAQ Capital Market, subject to the condition that it evidence stockholders’ equity of at least $2.5 million or a market value of listed securities of at least $35 million on or before March 31, 2010.  The determination followed the hearing before the Panel on November 12, 2009, at which time the Company presented its plan to evidence compliance with all requirements for continued listing on The NASDAQ Capital Market, including the proxy solicitation/annual meeting and bid price requirements (notwithstanding the fact that the Company was not yet deficient with respect to those standards).

As provided by NASDAQ’s most recent notice, the Company plans to timely make a formal written submission to the Panel presenting its plan to evidence compliance with the proxy solicitation and annual meeting requirements.  While it intends to file a proxy statement for a special meeting of shareholders to be held within the next sixty days to consider amending its Articles of Incorporation and to authorize more common stock for issuance, that meeting may not be conducted would not qualify as an annual meeting since the proxy statement will not incorporate audited financial statements for the fiscal year ended December 31, 2009.  As a result, in order to satisfy NASDAQ’s annual meeting requirement, the Company plans to file a proxy statement for a joint 2008/2009 annual meeting promptly following the filing of its Annual Report on Form 10-K for fiscal 2009 in March 2010.  Accordingly, the Company is asking the Panel to modify its previously issued decision in accordance with the Company’s revised plan of compliance.  However, there can be no assurance that the Panel will grant the Company’s request.

Also as previously announced, the Company remains subject to a grace period through January 25, 2010 to evidence compliance with the $1.00 bid price requirement for continued listing on NASDAQ.  In the event the Company does not evidence compliance with the bid price requirement by that date, it expects to receive an additional formal notice of non-compliance and to be afforded an opportunity to request an exception from the Panel to evidence compliance with the minimum bid price requirement.  In that regard, the Company will implement a reverse stock split, if necessary, to evidence compliance with NASDAQ’s minimum bid price requirement, which action may be taken at any time at the discretion of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name: Mark Westgate
Title: Vice President and Chief Financial Officer

Date: January 8, 2010